Exhibit 99.2

Apple Inc.

Q1 2008 Unaudited Summary Data

	Q4 2007		Q1 2007		Q1 2008		Sequential Change		Year/Year Change
	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units K	Rev $M	CPU Units	Revenue	CPU Units	Revenue
Operating Segments
Americas	965	$2,928	625	$3,521	841	$4,298	- 13%	47%	35%	22%
Europe	499	1,339	491	1,712	705	2,471	41%	85%	44%	44%
Japan	72	255	70	285	91	400	26%	57%	30%	40%
Retail	473	1,251	308	1,115	504	1,701	7%	36%	64%	53%
Other Segments (1)	155	444	112	482	178	738	15%	66%	59%	53%

Total Operating Segments	2,164	$6,217	1,606	$7,115	2,319	$9,608	7%	55%	44%	35%

							Sequential Change		Year/Year Change
	Units K	Rev $M	Units K	Rev $M	Units K	Rev $M	Units	Revenue	Units	Revenue
Product Summary
Desktops (2)	817	$1,195	637	$955	977	$1,515	20%	27%	53%	59%
Portables (3)	1,347	1,908	969	1,455	1,342	2,037	- 0%	7%	38%	40%

Subtotal CPUs	2,164	3,103	1,606	2,410	2,319	3,552	7%	14%	44%	47%

iPod	10,200	1,619	21,066	3,427	22,121	3,997	117%	147%	5%	17%
Other Music Related Products and Services (4)		601		634		808		34%		27%
iPhone and Related Products & Services (5)	1,119	118	—	—	2,315	241	107%	104%	NM	NM
Peripherals and Other Hardware		346		297		382		10%		29%
Software, Service and Other Sales		430		347		628		46%		81%

Total Apple		$6,217		$7,115		$9,608		55%		35%

(1)	Other Segments include Asia Pacific and FileMaker.
(2)	Includes iMac, eMac, Mac mini, Mac Pro, PowerMac and Xserve product lines.
(3)	Includes MacBook, iBook, MacBook Pro and PowerBook product lines.
(4)	Consists of iTunes Store sales, iPod services, and Apple-branded and third-party iPod accessories.
(5)	Units consist of iPhone handset sales; Revenue is derived from handset sales, carrier agreements, and Apple-branded and third-party iPhone accessories.

NM: Not Meaningful